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                                                                    EXHIBIT 5.1

                       [LETTERHEAD OF HALE AND DORR LLP]

                                                              August 25, 2003


Lincare Holdings Inc.
19387 U.S. 19 North
Clearwater, Florida 33764


         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $275,000,000 in aggregate principal amount of 3.00% Convertible Senior Debentures due 2033 (the "Debentures") of Lincare Holdings Inc., a Delaware corporation (the "Company"), and the shares of the Company's common stock, par value $.01 per share (the "Shares" and together with the Debentures, the "Securities"), issuable upon conversion of the Debentures. All of the Securities are being registered on behalf of certain securityholders of the Company (the "Selling Securityholders").

         The Debentures were issued pursuant to an Indenture, dated as of June 11, 2003 (the "Indenture"), between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee").

         We are acting as counsel for the Company in connection with the preparation and filing of the Registration Statement. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, dated as of June 11, 2003, among the Company and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the initial purchasers, the Indenture, the resolutions of the Board of Directors of the Company as provided to us by the Company, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for issuance under all applicable state securities or "blue sky" laws.


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Lincare Holdings Inc.
August 25, 2003
Page 2

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or other laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and
(iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Securities requiring the payment of interest on overdue interest.

         We also express no opinion herein as to any provision of the Securities or any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Securities or any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) providing that the terms of the Securities may not be waived or modified except in writing, or (h) relating to choice of law or consent to jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that:

         (i) the Debentures have been duly authorized, executed and delivered by the Company and, assuming they have been authenticated by the Trustee in the manner provided by the Indenture, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture; and

         (ii) the Shares issuable upon conversion of the Debentures have been duly authorized and reserved for issuance by the Company and, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

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Lincare Holdings Inc.
August 25, 2003
Page 3


         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     /s/ Hale and Dorr LLP



                                                     HALE AND DORR LLP